SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 7, 2006

Beckman Coulter, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-10109	95-104-0600
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4300 N. Harbor Boulevard

Fullerton, California 92834-3100

(Address of principal executive offices) (Zip Code)

(714) 871-4848

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On October 27, 2005, the Independent Inquiry Committee into the United Nations Oil-for-Food Programme published its Report on Programme Manipulation regarding the Oil for Food Program. The Report alleges that 2,253 companies that contracted with Iraq through this Program made illicit payments to the Iraqi government. The Report indicates that in 2001 Immunotech, S.A.S., a Beckman Coulter subsidiary located in France, had an $823,044 contract through the Program to provide medical supplies to the Iraqi government, that the Iraqi government had sought $74,823 in illicit payments from Immunotech, and that Immunotech made an illicit payment of $2 to the Iraqi government. Through its counsel, Beckman Coulter has conducted a preliminary investigation into the allegations in the Report and has reported the matter to representatives of the U.S. Department of Justice and the Securities and Exchange Commission. Beckman Coulter intends to continue investigating this matter and to cooperate with any appropriate regulatory agencies with respect to this matter. If Beckman Coulter, Immunotech or any of their employees are determined to have violated any laws or regulations, Immunotech and/or Beckman Coulter may be subject to fines, penalties, lawsuits, restrictions on their operations or other administrative actions, which might have a material adverse effect on Beckman Coulter’s business and results of operations.

Item 9.01.	Financial Statements and Exhibits

None.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 8, 2006

BECKMAN COULTER, INC.

By:	/s/ Jack E. Sorokin
Name:	Jack E. Sorokin
Title:	Deputy General Counsel